SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 21, 2012

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to Employment Agreements of President and Chief Executive Officer and Chairman of the Board

On May 21, 2012, DuPont Fabros Technology, Inc. (the “Company”) amended the respective employment agreements of each of Hossein Fateh, President and Chief Executive Officer of the Company, and Lammot J. du Pont, Chairman of the Board of Directors of the Company. With these amendments, neither executive’s employment agreement provides the executive with the right to receive a “modified single trigger” severance payment from the Company in the event of a change of control of the Company.

Each of the amendments eliminates from the definition of “Good Reason” the clause that provides that “following a Change in Control, Executive may elect at any time during the 12 month period following the Change in Control to treat the occurrence of the Change in Control as constituting Good Reason.” The definition of “Good Reason” is part of the provisions of each respective employment agreement that govern when the employment of the executive is terminated.

Other than as described above, neither of the respective employment agreements of Messrs. Fateh and du Pont were modified in any material respect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Second Amended and Restated Employment Agreement, dated May 21, 2012, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

10.2	First Amendment to Amended and Restated Employment Agreement, dated May 21, 2012, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Lammot J. du Pont

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 21, 2012	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	First Amendment to Second Amended and Restated Employment Agreement, dated May 21, 2012, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Hossein Fateh

10.2	First Amendment to Amended and Restated Employment Agreement, dated May 21, 2012, by and among DuPont Fabros Technology, Inc., DF Property Management LLC and Lammot J. du Pont